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                                   FORM 8-A

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             Matrix Bancorp, Inc.
                        Matrix Bancorp Capital Trust I
          (Exact names of registrants as specified in their charters)


             Colorado                                   84-1233716
             Delaware                                   84-1505177
(States of incorporation or organization)  (I.R.S. Employer Identification Nos.)

1380 Lawrence Street, Suite 1400,
Denver, Colorado                                          80204
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class               Name of each exchange on which
             to be so registered               each class is to be registered

                     None                             Not Applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates:

                  Registration Nos. 333-79731 and 333-79731-1

       Securities to be registered pursuant to Section 12(g) of the Act:

     _____________% Preferred Securities of Matrix Bancorp Capital Trust I
    ______________% Junior Subordinated Debentures of Matrix Bancorp, Inc. Guarantee of Matrix Bancorp, Inc. of certain obligations under the Preferred
                                  Securities
                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

    A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, included as a part of that certain registration statement (the "Registration Statement") of Matrix Bancorp Capital Trust I and Matrix Bancorp, Inc., Registration Nos. Registration Nos. 333-79731 and 333-79731-1. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

    1  Form of Amended and Restated Trust Agreement  *
    2  Form of Junior Subordinated Indenture  *
    3  Form of Guarantee Agreement*

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.10 (Amended and Restated Trust Agreement), 4.7 (Junior Subordinated Indenture) and 4.12 (Guarantee Agreement) to the registration statement of Matrix Bancorp, Inc. and Matrix Bancorp Capital Trust I under the Securities Act of 1933, Registration Nos. 333-79731 and 333-79731-1.

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MATRIX BANCORP, INC.



                              By:   /s/ Guy A. Gibson
                                    -----------------
                                    Guy A. Gibson, President, Chief Executive
                                     Officer and Director
                                    (Duly authorized representative)

Date: June 28, 1999

                              MATRIX BACORP CAPITAL TRUST I



                              By:   /s/ T. Allen McConnell
                                    ----------------------
                                    T. Allen McConnell, Administrative Trustee
                                    (Duly authorized representative)

Date: June 28, 1999

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